Exhibit - 10 ii



                           Reimbursement Agreements


The Fund will reimburse officers and directors not affiliated with the Invest-ment Adviser to compensate for travel expenses associated with performance of their duties. As the Fund grows in total assets, the Board of Directors may place them on salaries commensurate with their duties.

The Fund has no plans to compensate officers, employes and directors who are affiliated with the Investment Adviser except indirectly through payment of the management fee.









































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